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                                                                Exhibit 99.B(14)

            Consent of Independent Registered Public Accounting Firm

The Boards of Trustees and Shareholders
ING VP Natural Resources Trust and ING Investors Trust:

We consent to the use of our report dated February 17, 2006, incorporated herein by reference, on the financial statements of ING VP Natural Resources Trust, and our report dated February 27, 2006, incorporated herein by reference, on the financial statements of ING Global Resources Portfolio (a series of ING Investors Trust), and to the references to our firm under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in the proxy statement/prospectus.


                                                    /s/ KPMG LLP


Boston, Massachusetts
July 17, 2006